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                                                                      Exhibit 23

                                                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Whirlpool Corporation Nonemployee Director Treasury Stock Ownership Plan of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of Whirlpool Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

Chicago, Illinois
November 16, 2001